UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2008

Sadhana Equity Investment, Inc.
(Exact name of Registrant as Specified in its Charter)

Florida	0-52188	20-5122076
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

854 NE 78th Street
Boca Raton, FL  33487
(Address of Principal Executive Offices including Zip Code)

(831) 603-6539
(Registrant's Telephone Number, including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                       Entry into a Material Definitive Agreement

On March 7, 2008, Talles Family Holdings, a Florida general partnership (the “Seller”), completed the sale of all of the shares of common stock (the “Shares”) of Sadhana Equity Investment, Inc., a Florida corporation (the “Company”), to U.S.A. Capital Management Group, Inc., a Florida corporation (“USA”).  The sale resulted in a change in control of the Company.  In connection with this transaction, the Company entered into a stock purchase agreement with the Seller and USA.  A description of the material terms of the aforementioned stock purchase agreement is included in Item 5.01 of this Form 8-K and is incorporated by reference into this Item.

Item 5.01                       Changes in Control of Registrant

On March 7, 2008, the Seller consummated the sale of 5,000,000 million Shares, constituting all of the issued and outstanding capital stock of the Company, to USA for an aggregate purchase price of $5,000.  Following the stock purchase, USA owns all of the issued and outstanding capital stock of the Company.  USA’s address is 18101 Von Karman Avenue, Suite 330, Irvine, California 92612.  The consideration necessary to complete the purchase of the Shares was derived from working capital from USA.  Paul Garcia, Robert Papiri and Michael H. Hoffman each own 33.33% of the capital stock of USA.

Except as modified by the statements contained in this report, the statements and information included in the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on February 22, 2008 and Form 10-SB General Form for Registration of Securities of Small Business Issuers filed with the Securities and Exchange Commission on August 15, 2006, are incorporated by reference into this Item.

Item 9.01 Exhibits

The following Exhibit is filed herein:

Exhibit:

Exhibit 10.1	Stock Purchase Agreement dated March 7, 2008 by and among the Registrant, Talles Family Holdings and U.S.A. Capital Management Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SADHANA EQUITY INVESTMENT, INC. (Registrant)

Dated: March 7, 2008	By:	/s/ Ellen J. Talles
Ellen J. Talles
President, Secretary and Treasurer

Sadhana Equity Investment, Inc.

Index to Exhibits

Exhibit Number                      Description

Exhibit 10.1         Stock Purchase Agreement dated March 7, 2008 by and among the Registrant, Talles Family Holdings and U.S.A. Capital Management Group, Inc.